EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 113 to Registration Statement No. 2-22019 on Form N-1A of our reports dated as indicated on the attached Schedule A, relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, certain of the Funds constituting Eaton Vance Growth Trust, appearing in the Annual Report on Form N-CSR of Eaton Vance Growth Trust, for the year ended August 31, 2010, and to the references to us under the headings ‘‘Financial Highlights’’ in the Prospectuses and ‘‘Independent Registered Public Accounting Firm’’ and ‘‘Financial Statements’’ in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
December 23, 2010

SCHEDULE A

Report Date	Eaton Vance Growth Trust Portfolios & Funds

October 15, 2010	Eaton Vance Worldwide Health Sciences Fund
October 15, 2010	Eaton Vance Asian Small Companies Fund
October 15, 2010	Eaton Vance Greater China Growth Fund
October 20, 2010	Eaton Vance Multi-Cap Growth Fund